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                                                                    Exhibit 10.8

               Amendment Dated as of April 26, 2000 to

              Escrow Agreement Dated February 6, 1990,

          As Amended, Between Harrah's Entertainment, Inc.

                      And Bank of America, N.A.


      The next to last sentence of Section 2.01(e) of the Escrow
Agreement is amended to read as follows:

      "Notwithstanding the foregoing, any actuary or certified public accountant or MCG Northwest, LLC or a successor thereto that provides an opinion or advice in connection with the funding requirements of this Escrow Agreement shall assume, for purposes of calculating EDCP benefits, that all EDCP Participants (other than those who have already terminated and are receiving the Termination
Rate) will be entitled to their Retirement Account balances as of the date of the calculation. Notwithstanding anything in this Escrow Agreement to the contrary, for the purpose of funding EDCP accounts, this Escrow Agreement shall be deemed sufficiently funded at any point in time if the Escrow Fund has sufficient assets at that time to pay the total amount of all EDCP account balances (the Retirement Rate balances) plus the Termination Rate balances of terminated employees who are receiving the Termination Rate; provided, however, that immediately prior to a Change in Control (as this term is defined in the Severance Agreements of Corporate Senior Vice Presidents) of Harrah's Entertainment, Inc., the Company shall calculate and increase the funding of the Escrow Fund, if necessary, so that the present value of all EDCP accounts will, prior to the Change in Control, be fully funded based on the following required assumptions:

      (1) All EDCP Participants will receive the applicable
      Retirement Rate for their EDCP accounts (except for those who have terminated employment and are receiving the Termination Rate in which case it will be assumed that they continue to receive this rate).

      (2) Distribution of Participants' accounts (in addition to those already in distribution) will commence three years after the Change in Control or age 55 if earlier based on the assumption Participants will terminate employment at that time.

      (3) Distributions will occur according to the payment schedules elected by Participants in their deferral participation agreements.

      (4) The discount rate used at the time this funding is calculated to determine any increase in funding will be the Ten Year Treasury Note Rate on the business day before the

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      funding amount is calculated minus 1%. The Ten Year Treasury
      Note Rate will be the rate shown in the Credit Markets Column of The Wall Street Journal under "Treasury 10+ yr" or if no longer so published, in another publication or report that provides this rate.

      The Company may rely on the opinion of any actuary, a certified public accountant, an investment adviser, or MCG Northwest, LLC or a successor thereto in making this calculation. If there is any disagreement concerning these calculations including the Ten Year Treasury Note Rate, MCG Northwest, LLC or a successor thereto or another consultant as identified by the Company's Chief Executive Officer will make the final decision. Nothing herein will prevent the Company from providing additional funding if the Company decides additional funding at any time is appropriate to fully fund the Escrow and nothing herein will negate the requirement for funding DCP accounts of EDCP Participants at their account balances or funding other obligations required to be funded pursuant to this Escrow Agreement."

      This amendment is subject to the consent of Participants under the Escrow Agreement having at least 50% of the total amount of all accounts which are accounted for under the Escrow Agreement with respect to benefits allocable to them.


AGREED:

Harrah's Entertainment, Inc.


By: /s/ ELAINE LO
    ---------------
Title: VP, Compensation and Benefits


Executed and Agreed to By
Wells Fargo Bank Minnesota, N.A.,
Successor to
Bank of America, N.A. as
Escrow Agent:


By: /s/ KRISTY PEREZ
   -----------------
Title: Vice President